THE DIVERSIFIED INVESTORS FUNDS GROUP

                            ______________________

                              DECLARATION OF TRUST

                           Dated as of April 23, 1993


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                               TABLE OF CONTENTS



                                                                          Page
ARTICLE I--Name and Definitions

      Section 1.1   Name                                                   1
      Section 1.2   Definitions                                            1


ARTICLE II--Trustees

      Section 2.1   Number of Trustees                                     3
      Section 2.2   Term of Office of Trustees                             3
      Section 2.3   Resignation and Appointment of Trustees                4
      Section 2.4   Vacancies                                              4
      Section 2.5   Delegation of Power to Other Trustees                  5


ARTICLE III--Powers of Trustees

      Section 3.1   General                                                5
      Section 3.2   Investments                                            6
      Section 3.3   Legal Title                                            8
      Section 3.4   Issuance and Repurchase of Securities                  8
      Section 3.5   Borrowing Money; Lending Trust Property                8
      Section 3.6   Delegation; Committees                                 8
      Section 3.7   Collection and Payment                                 8
      Section 3.8   Expenses                                               9
      Section 3.9   Manner of Acting; By-Laws                              9
      Section 3.10  Miscellaneous Powers                                   9
      Section 3.11  Principal Transactions                                10
      Section 3.12  Trustees and Officers as Shareholders                 10


ARTICLE IV--Investment Adviser,  Distributor,  Administrator,
            Transfer Agent and Shareholder Servicing Agents

      Section 4.1   Investment Adviser                                    11
      Section 4.2   Distributor                                           12
      Section 4.3   Administrator                                         12
      Section 4.4   Transfer Agent and Shareholder Servicing Agents       12
      Section 4.5   Parties to Contract                                   12


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                                      -ii-


ARTICLE V--Limitations   of  Liability  of  Shareholders, Trustees and
           Others

      Section 5.1  No Personal Liability of Shareholders, Trustees,
                   etc.                                                   13
      Section 5.2  Non-Liability of Trustees, etc.                        14
      Section 5.3  Mandatory Indemnification; Insurance                   14
      Section 5.4  No Bond Required of Trustees                           16
      Section 5.5  No Duty of Investigation; Notice in Trust              16
                   Instruments, etc.
      Section 5.6  Reliance on Experts, etc.                              17


ARTICLE VI--Shares of Beneficial Interest

      Section 6.1  Beneficial Interest                                    17
      Section 6.2  Rights of Shareholders                                 17
      Section 6.3  Trust Only                                             18
      Section 6.4  Issuance of Shares                                     18
      Section 6.5  Register of Shares                                     18
      Section 6.6  Transfer of Shares                                     19
      Section 6.7  Notices                                                19
      Section 6.8  Voting Powers                                          19
      Section 6.9  Series Designation                                     20


ARTICLE VII--Redemptions

      Section 7.1  Redemptions                                            23
      Section 7.2  Suspension of Right of Redemption                      24
      Section 7.3  Disclosure of Holding                                  24
      Section 7.4  Redemptions of Accounts of Less than Minimum Amount    25


ARTICLE VIII--Determination of Net Asset Value, Net Income and            25
              Distributions


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                                     -iii-


ARTICLE IX--Duration; Termination of Trust; Amendment; Mergers, etc.

      Section 9.1         Duration                                         26
      Section 9.2         Termination of Trust                             26
      Section 9.3         Amendment Procedure                              27
      Section 9.4         Merger, Consolidation and Sale of Assets         28
      Section 9.5         Incorporation, Reorganization                    29
      Section 9.6         Incorporation or Reorganization of Series        29


ARTICLE X--Reports to Shareholders and Shareholder Communications          30


ARTICLE XI--Miscellaneous

      Section 11.1        Filing                                           30
      Section 11.2        Governing Law                                    31
      Section 11.3        Counterparts                                     31
      Section 11.4        Reliance by Third Parties                        31
      Section 11.5        Provisions   in  Conflict   with  Law  or
                          Regulations                                      31
      Section 11.6        Principal Office                                 31

APPENDIX I--Series Designation

                              DECLARATION OF TRUST
                                       OF
                     THE DIVERSIFIED INVESTORS FUNDS GROUP


                                 ____________

                           Dated as of April 23, 1993
                                 ____________


     WHEREAS, the Trustees desire to establish a trust for the investment and reinvestment of funds contributed thereto; and

     WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable Shares of Beneficial Interest (par value $0.00001 per share) ("Shares") issued in one or more series as hereinafter provided; and

     NOW THEREFORE, the Trustees hereby declare that all money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of holders, from time to time, of the Shares issued hereunder and subject to the provisions hereof.

                                   ARTICLE I
                              NAME AND DEFINITIONS

     Section 1.1. Name. The name of the trust created hereby is "The Diversified Investors Funds Group".

     Section 1.2. Definitions. Wherever they are used herein, the following terms have the following respective meanings:

     (a) "Administrator" means a party furnishing services to the Trust pursuant to any contract described in Section 4.3 hereof.


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     (b) "By-Laws" means the By-laws referred to in Section 3.9 hereof, as from time to time amended.

     (c) "Commission" has the meaning given that term in the 1940 Act.

     (d) "Custodian" means a party employed by the Trust to furnish services as described in Article X of the By-Laws.

     (e) "Declaration" means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to "Declaration", "hereof", "herein", and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

     (f) "Distributor" means a party furnishing services to the Trust pursuant to any contract described in Section 4.2 hereof.

     (g) "Interested Person" has the meaning given that term in the 1940 Act.

     (h) "Investment Adviser" means a party furnishing services to the Trust pursuant to any contract described in Section 4.1 hereof.

     (i) "Majority Shareholder Vote" has the same meaning as the phrase "vote of a majority of the outstanding voting securities" as defined in the 1940 Act, except that such term may be used herein with respect to the Shares of the Trust as a whole or the Shares of any particular series, as the context may require.

     (j) "1940 Act" means the Investment Company Act of 1940 and the Rules and Regulations thereunder, as amended from time to time.

     (k) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

     (l) "Shareholder" means a record owner of outstanding Shares.

     (m) "Shares" means the Shares of Beneficial Interest into which the beneficial interest in the Trust shall be divided from time to time or, when used in relation to any particular series of Shares established by the Trustees pursuant to Section 6.9 hereof, equal proportionate transferable units into which such series of Shares shall be divided from time to time. The term "Shares" includes fractions of Shares as well as whole Shares.


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     (n) "Shareholder Servicing Agent" means a party furnishing services to the
Trust pursuant to any shareholder servicing contract described in Section 4.4 hereof.

     (o) "Transfer Agent" means a party furnishing services to the Trust pursuant to any transfer agency contract described in Section 4.4 hereof.

     (p) "Trust" means the trust created hereby.

     (q) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees, including, without limitation, any and all property allocated or belonging to any series of Shares pursuant to Section 6.9 hereof.

     (r) "Trustees" means the persons who have signed the Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

                                   ARTICLE II

                                    TRUSTEES

     Section 2.1. Number of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than three nor more than 15.

     Section 2.2. Term of Office of Trustees. Subject to the provisions of
Section 16(a) of the 1940 Act, the Trustees shall hold office during the lifetime of this Trust and until its termination as hereinafter provided; except that (a) any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed with cause, at any time by written instrument signed by at least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective; (c) any Trustee who has attained a mandatory retirement age established pursuant to any written policy adopted from time to time by at least two thirds of the Trustees shall, automatically and without action of such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy; (d) any Trustee who has become incapacitated by illness or injury as determined by a majority of the other Trustees, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (e) a Trustee may be removed at any meeting of Shareholders by a vote of two thirds of the outstanding Shares. For purposes of the foregoing clause (b), the term "cause" shall include, but not be limited to, failure to comply with such written policies as may from time to time be adopted by at least two thirds of the Trustees with respect to the conduct of Trustees and attendance at meetings. Upon the resignation, retirement or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning, retiring or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

     Section 2.3. Resignation and Appointment of Trustees. In case of the declination, death, resignation, retirement, removal or inability of any of the Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, a majority of the remaining Trustees shall fill such vacancy by appointing such other individual as they in their discretion shall see fit. Any such appointment shall not become effective, however, until the person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. The power of appointment is subject to the provisions of
Section 16(a) of the 1940 Act.

     Section 2.4. Vacancies. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.3, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration.

      Section 2.5. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two Trustees personally exercise the powers granted to the Trustees under the Declaration except as herein otherwise expressly provided.


                                  ARTICLE III

                               POWERS OF TRUSTEES

     Section 3.1. General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as the Trustees deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.

     The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to Trust investments, but shall have full authority and power to make any and all investment which they, in their uncontrolled discretion, shall deem proper to accomplish the purposes of this Trust.

     The Trust shall be of the type commonly called a Massachusetts business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

     The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.


     Section 3.2. Investments. (a) The Trustees shall have the power:

     (i) to conduct, operate and carry on the business of an investment company;

     (ii) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of U.S. and foreign currencies, any form of gold or other precious metal, commodity contracts, any form of option contract, contracts for the future acquisition or delivery of fixed income or other securities, shares of, or any other interest in, any investment company as defined in the Investment Company Act of 1940, and securities and related derivatives of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed or sponsored by any and all Persons, including, without limitation,

     (A) states, territories and possessions of the United States and the District of Columbia and any political subdivision, agency or instrumentality of any such Person,

     (B) the U.S. Government, any foreign government, any political subdivision or any agency or instrumentality of the U.S. Government, any foreign government or any political subdivision of the U.S. Government or any foreign government,

     (C) any international or supranational instrumentality,

     (D) any bank or savings institution, or

     (E) any corporation, trust, partnership or other organization organized under the laws of the United States or of any state, territory or possession thereof, or under any foreign law;

or in "when issued" contracts for any such securities, to retain Trust assets in cash and from time to time to change the securities or obligations in which the assets of the Trust are invested; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments; and

     (iii) to hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Massachusetts trust companies or investment companies.

     (iv) to definitively interpret the investment objective, policies and limitations of the Trust or any series.

      (v) to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, proper or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, and to do every other act or thing incidental or appurtenant to or connected with the aforesaid purposes, objects or powers.

     (b) The Trustees shall not be limited to investing in securities or obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

     (c) Notwithstanding any other provision of this Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by shareholders to either invest all or a portion of the Trust Property, or sell all or a portion of the Trust Property and invest the proceeds of such sales, in another investment company that is registered under the 1940 Act.

     Section 3.3. Legal Title. Legal title to all Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person or nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, such Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

     Section 3.4. Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII, VIII and IX and Section
6.9 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds of the Trust or other Trust Property whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

     Section 3.5. Borrowing Money; Lending Trust Property. The Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the Trust Property, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust Property.

     Section 3.6. Delegation; Committees. The Trustees shall have power to delegate from time to time to such of their number or to officers, employees, independent contractors or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

     Section 3.7. Collection and Payment. Subject to Section 6.9 hereof, the Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

     Section 3.8. Expenses. Subject to Section 6.9 hereof, the Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees shall be reimbursed from the Trust estate or the assets belonging to the appropriate series for their expenses and disbursements and for all losses and liabilities by them incurred in administering the Trust; and for the payment of such expenses, disbursements, losses and liabilities, the Trustees shall have a lien on the assets belonging to the appropriate series prior to any rights of interests of the Shareholders thereto.

     Section 3.9. Manner of Acting; By-Laws. Except as otherwise provided herein or in the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees at which a quorum (as determined in the By-Laws) is present, including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of a majority of the Trustees. The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-Laws to the extent such power is not reserved to the Shareholders.

     Section 3.10. Miscellaneous Powers. The Trustees shall have the power to:
(a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, the Administrator, Trustees, officers, employees, agents, the Investment Adviser, the Distributor, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish pension, profit-sharing, Share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees or agents of the Trust; (f) to the extent permitted by law, indemnify any person with whom the Trust has dealings, including any Investment Adviser, Administrator, Custodian, Distributor, Transfer Agent, Shareholder Servicing Agent, any dealer, or any other agent or independent contractor, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and (i) adopt a seal for the Trust, provided, that the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

     Section 3.11. Principal Transactions. Except in transactions permitted by the 1940 Act, or any order of exemption issued by the Commission, the Trustees shall not, on behalf of the Trust, buy any securities (other than Shares) from or sell any securities (other than Shares) to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment Adviser, Administrator, Shareholder Servicing Agent, Custodian (other than repurchase agreements), Distributor or Transfer Agent or with any Interested Person of such Person; but the Trust may, upon customary terms, employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian.

     Section 3.12. Trustees and Officers as Shareholders. Except as hereinafter provided, no officer, Trustee or member of any advisory board of the Trust, and no member, partner, officer, director or trustee of the Investment Adviser, Administrator or of the Distributor, and no Investment Adviser, Administrator or Distributor of the Trust, shall take long or short positions in the securities issued by the Trust. The foregoing provision shall not prevent:

     (a) The Distributor from purchasing Shares from the Trust if such purchases are limited (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to purchases for the purpose of filling orders for Shares received by the Distributor and provided that orders to purchase from the Trust are entered with the Trust or the Custodian promptly upon receipt by the Distributor of purchase orders for Shares, unless the Distributor is otherwise instructed by its customer;

     (b) The Distributor from purchasing Shares as agent for the account of the Trust;

     (c) The purchase from the Trust or from the Distributor of Shares by any officer, Trustee or member of any advisory board of the Trust or by any member, partner, officer, director or trustee of the Investment Adviser or of the Distributor at a price not lower than the net asset value of the Shares at the moment of such purchase, provided that any such sales are only to be made pursuant to a uniform offer described in the current prospectus or statement of additional information for the Shares being purchased; or

     (d) The Investment Adviser, the Distributor, the Administrator, or any of their officers, partners, directors or trustees from purchasing Shares prior to the effective date of the Trust's Registration Statement under the Securities Act of 1933, as amended, relating to the Shares.

                                   ARTICLE IV

            INVESTMENT ADVISER, DISTRIBUTOR, ADMINISTRATOR, TRANSFER
                     AGENT AND SHAREHOLDER SERVICING AGENTS

     Section 4.1. Investment Adviser. Subject to a Majority Shareholder Vote of the Shares of each series affected thereby, the Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts whereby the other party to each such contract shall undertake to furnish the Trust such management, investment advisory, statistical and research facilities and services, promotional activities, and such other facilities and services, if any, with respect to one or more series of Shares, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provision of the Declaration, the Trustees may delegate to the Investment Adviser authority (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of assets of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Investment Adviser (and all without further action by the Trustees). Any of such purchases, sales, loans or exchanges shall be deemed to have been authorized by all the Trustees. Such services may be provided by one or more Persons.

     Section 4.2. Distributor. The Trustees may in their discretion from time to time enter into one or more distribution contracts providing for the sale of Shares whereby the Trust may either agree to sell the Shares to the other party to any such contract or appoint any such other party its sales agent for such Shares. In either case, any such contract shall be on such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of the Declaration or the By-Laws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer and sales agreements with registered securities dealers and depository institutions to further the purpose of the distribution or repurchase of the Shares. Such services may be provided by one or more Persons.

     Section 4.3. Administrator. The Trustees may in their discretion from time to time enter into one or more administrative services contracts whereby the other party to each such contract shall undertake to furnish such administrative services to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of this Declaration or the By-Laws. Such services may be provided by one or more Persons.

     Section 4.4. Transfer Agent and Shareholder Servicing Agents. The Trustees may in their discretion from time to time enter into one or more transfer agency and shareholder servicing contracts whereby the other party to each such contract shall undertake to furnish such transfer agency and/or shareholder services to the Trust or to shareholders of the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of this Declaration or the By-Laws. Such services may be provided by one or more Persons. Except as otherwise provided in the applicable shareholder servicing contract, a Shareholder Servicing Agent shall be deemed to be the record owner of outstanding Shares beneficially owned by customers of such Shareholder Servicing Agent for whom it is acting pursuant to such shareholder servicing contract.

     Section 4.5. Parties to Contract. Any contract of the character described in Section 4.1, 4.2 1 4.3 or 4.4 of this Article IV or any Custodian contract as described in Article X of the By-Laws may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, partner, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of any such contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article IV or the By-Laws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1, 4.2, 4.3 and 4.4 above or any Custodian contract as described in Article X of the By-Laws, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.5.


                                   ARTICLE V

                    LIMITATIONS OF LIABILITY OF SHAREHOLDER
                              TRUSTEES AND OTHERS

     Section 5.1. No Personal Liability of Shareholders, Trustees, etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee, officer or employee of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer or employee, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein. Notwithstanding any other provision of this Declaration to the contrary, no Trust Property shall be used to indemnify or reimburse any Shareholder of any Shares of any series other than Trust Property allocated or belonging to that series.

     Section 5.2. Non-Liability of Trustees, etc. No Trustee, officer or employee of the Trust shall be liable to the Trust or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust), or for any error of judgment or mistake of fact or law, except for his own bad faith, wilful misfeasance, gross negligence or reckless disregard of his duties.

     Section 5.3. Mandatory Indemnification; Insurance. (a) Subject to the exceptions and limitations contained in paragraph (b) below:

     (i) every person who is or has been a Trustee or officer of the Trust shall be indemnified by the Trust, to the fullest extent permitted by law (including the 1940 Act) as currently in effect or as hereafter amended, against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

     (ii) the words "claim", "action", "suit", or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     (b) No indemnification shall be provided hereunder to a Trustee or officer:

     (i) against any liability to the Trust or the Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

     (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

    (iii) in the event of a settlement involving a payment by a Trustee or officer or other disposition not involving a final adjudication as provided in paragraph (b) (i) or (b) (ii) above resulting in a payment by a Trustee or officer, unless there has been either a determination that such Trustee or officer did not engage in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that he did not engage in such conduct:

     (a) by vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

     (b) by written opinion of independent legal counsel.

      (c) Subject to the provisions of the 1940 Act, the Trust may maintain insurance for the protection of the Trust Property, its present of former Shareholders, Trustees, officers, employees, independent contractors and agents in such amount as the Trustees shall deem adequate to cover possible tort liability (whether or not the Trust would have the power to indemnify such Persons against such liability), and such other insurance as the Trustees in their sole judgment shall deem advisable.

      (d) The rights of indemnification herein provided shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a Person who has ceased to be such a Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such Person. Nothing contained herein shall affect any rights to indemnification to which personnel other than Trustees and officers may be entitled by contract or otherwise under law.

      (e) Expenses of preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this
Section 5.3 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 5.3, provided that either:

      (i) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

      (ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

     As used in this Section 5.3 a "Disinterested Trustee" is one (i) who is not an 'Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or had been pending.

     Section 5.4. No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

     Section 5.5. No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, Shareholder Servicing Agent, Transfer Agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under the Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the trust estate, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind any of the Trustees or Shareholders individually. The Trustees shall at all times maintain insurance for the protection of the Trust Property, Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

     Section 5.6. Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by the Investment Adviser, the Distributor, Transfer Agent, any Shareholder Servicing Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.


                                   ARTICLE VI

                         SHARES OF BENEFICIAL INTEREST

     Section 6.1. Beneficial Interest. The interest of the beneficiaries hereunder may be divided into transferable Shares, which may be divided into one or more series as provided in Section 6.9 hereof. Each such series shall have such class or classes of Shares as the Trustees may from time to time determine. The number of Shares authorized hereunder is unlimited. The Trustees may divide or combine the Shares into a greater of lesser number, and may classify or reclassify any unissued Shares into one or more series or classes of Shares. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and non-assessable.

     Section 6.2. Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights specifically set forth in the Declaration. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any series of Shares. Every Shareholder by virtue of having become a Shareholder shall be held expressly to have assented and agreed to the terms of this Declaration and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust.

     Section 6.3. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and the Shareholders. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in the Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

     Section 6.4. Issuance of Shares. The Trustees, in their discretion may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection, with the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares of any series into a greater or lesser number without thereby changing their proportionate beneficial interests in Trust Property allocated or belonging to such series. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or fractions of a Share.

     Section 6.5. Register of Shares. A register or registers shall be kept at the principal office of the Trust or at an office of the Transfer Agent (and/or any sub-transfer agent which may be a Shareholder Servicing Agent) which register or registers, taken together, shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register or registers shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-Laws provided, until he has given his address to the Transfer Agent, a sub-transfer agent, or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

     The Trust shall be entitled to treat the holder of record of any Share or Shares as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim of interest in such Share or Shares on the part of any other person except as may be otherwise expressly provided by law.

     Section 6.6. Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees, the Transfer Agent or a sub-transfer agent, of a duly executed instrument of transfer, together with any certificate or certificates (if issued) for such Shares and such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent, a sub-transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

     Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees, the Transfer Agent or a sub-transfer agent; but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent, sub-transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

     Section 6.7. Notices. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

     Section 6.8. Voting Powers. The Shareholders shall have power to vote only
(i) for the election of Trustees as provided in Section 16 of the 1940 Act, (or any other applicable current or successor provision), (ii) for the removal of Trustees as provided in Section 2.2 hereof, (iii) with respect to any investment advisory or management contract as provided in Section 4.1 hereof,
(iv) with respect to termination of the Trust as provided in Section 9.2 hereof, (v) with respect to any amendment of this Declaration to the extent and as provided in Section 9.3 hereof, (vi) with respect to any merger, consolidation or sale of assets as provided in Sections 9.4 and 9.6 hereof,
(vii) with respect to incorporation of the Trust or any series to the extent and as provided in Sections 9.5 and 9.6 hereof, (viii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (ix) with respect to such additional matters relating to the Trust as may be required by the Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Trust shall not be voted. Shares shall be voted by individual series on any matter submitted to a vote of the Shareholders of the

Trust except as provided in Section 6.9(g) hereof. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the By-Laws to be taken by Shareholders. At any meeting of Shareholders of the Trust or of any series of the Trust, a Shareholder Servicing Agent may vote any shares as to which such Shareholder Servicing Agent is the agent of record and which are not otherwise represented in person or by proxy at the meeting, proportionately in accordance with the votes cast by beneficial owners of all shares otherwise represented at the meeting in person or by proxy as to which such Shareholder Servicing Agent is the agent of record. Any shares so voted by a Shareholder Servicing Agent will be deemed represented at the meeting for quorum purposes. The By-Laws may include further provisions for Shareholder votes and meetings and related matters.

     Section 6.9. Series Designation. As set forth in Appendix I hereto, the Trustees have authorized the division of Shares into series, as designated and established pursuant to the provisions of Appendix I and this Section 6.9. The Trustees, in their discretion, may authorize the division of Shares into one or more additional series, and the different series shall be established and designated, and the variations in the relative rights, privileges and preferences as between the different series shall be fixed and determined by the Trustees upon and subject to the following provisions:

     (a) All Shares shall be identical except that there may be such variations as shall be fixed and determined by the Trustees between different series as to purchase price, right of redemption and the price, terms and manner of redemption, and special and relative rights as to dividends and on liquidation.

     (b) The number of authorized Shares and the number of Shares of each series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any series into one or more series that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series reacquired by the Trust at their discretion from time to time.

     (c) All consideration received by the Trust for the issuance or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income and earnings thereon, profits therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors of such series, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, proceeds, funds or payments which are not readily identifiable as belonging to any particular series, the Trustees shall allocate them to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes. No Shareholder of any particular series shall have any claim on or right to any assets allocated or belonging to any other series of Shares.

     (d) The assets belonging to each particular series shall be charged with the liabilities of the Trust in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. Under no circumstances shall the assets allocated or belonging to any particular series be charged with liabilities, expenses, costs, charges or reserves attributable to any other series. All Persons who have extended credit which has been allocated to a particular series, or who have a claim or contract which has been allocated to any particular series, shall look only to the assets of that particular series for payment of such credit, claim or contract.

     (e) The power of the Trustees to invest and reinvest the Trust Property allocated or belonging to any particular series shall be governed by Section
3.2 hereof unless otherwise provided in the instrument of the Trustees establishing such series which is hereinafter described.

     (f) Each Share of a series shall represent a beneficial interest in the net assets allocated or belonging to such series only, and such interest shall not extend to the assets of the Trust generally. Dividends and distributions on Shares of a particular series may be paid with such frequency as the Trustees may determine, which may be monthly or otherwise, pursuant to a standing vote or votes adopted only once or with such frequency as the Trustees may determine, to the Shareholders of that series only, from such of the income and capital gains, accrued or realized, from the assets belonging to that series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that series. All dividends and distributions on Shares of a particular series shall be distributed pro rata to the Shareholders of that series in proportion to the number of Shares of that series held by such Shareholders at the date and time of record established for the payment of such dividends or distributions. Shares of any particular series of the Trust may be redeemed solely out of Trust Property allocated or belonging to that series. Upon liquidation or termination of a series of the Trust, Shareholders of such series shall be entitled to receive a pro rata share of the net assets of such series only.

     (g) Notwithstanding any provision hereof to the contrary, on any matter submitted to a vote of the Shareholders of the Trust, all Shares then entitled to vote shall be voted by individual series, except that (i) when required by the 1940 Act to be voted in the aggregate, Shares shall not be voted by individual series, and (ii) when the Trustees have determined that the matter affects only the interests of Shareholders of one or more series or classes of Shares of a series, only Shareholders of such series or class shall be entitled to vote thereon.

     (h) The establishment and designation of any series of Shares shall be effective upon the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instrument, or upon a resolution adopted by a majority of the Trustees and the execution by an officer of the Trust on behalf of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

     (i) Notwithstanding anything in this Declaration to the contrary, the Trustees may, in their discretion, authorize the division of Shares of any series into Shares of one or more classes or subseries of such series. All

Shares of a class or a subseries shall be identical with each other and with the Shares of each other class or subseries of the same series except for such variations between classes or subseries as may be approved by the Board of Trustees and be permitted under the 1940 Act or pursuant to any exemptive order issued by the Commission.


                                  ARTICLE VII

                                  REDEMPTIONS

     Section 7.1 Redemptions. In case any Shareholder at any time desires to dispose of his Shares, he may deposit his certificate or certificates therefor, duly endorsed in blank or accompanied by an instrument of transfer executed in blank, or if the Shares are not represented by any certificate, a written request or other such form of request as the Trustees may from time to time authorize, at the office of the Transfer Agent, the Shareholder Servicing Agent which is the agent of record for such Shareholder, or at the office of any bank or trust company, either in or outside of the Commonwealth of Massachusetts, which is a member of the Federal Reserve System and which the said Transfer Agent or the said Shareholder Servicing Agent has designated in writing for that purpose, together with an irrevocable offer in writing in a form acceptable to the Trustees to sell the Shares represented thereby to the Trust at the net asset value per Share thereof (less any applicable redemption fee or sales charge), next determined after such deposit as provided in Section 8.1 hereof. Payment (which may be in cash or in kind) for said Shares shall be made to the Shareholder within seven days after the date on which the deposit is made, unless (i) the date of payment is postponed pursuant to Section 7.2 hereof, or (ii) the receipt, or verification of receipt, of the purchase price for the Shares to be redeemed is delayed, in either of which events payment may be delayed beyond seven days.

     Section 7.2 Suspension of Right of Redemption. The Trust may declare a suspension of the right of redemption or postpone the date of payment of the redemption proceeds for the whole or any part of any period (i) during which the New York Stock Exchange is closed other than customary week-end and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets, or (iv) during which the Commission for the protection of Shareholders by order permits the suspension of the right of redemption or postponement of the date of payment of the redemption proceeds; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (ii), (iii) or (iv) exist. Such suspension shall take effect at such time as the Trust shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment of the redemption proceeds until the Trust shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said stock exchange shall have reopened or the period specified in (ii) or (iii) shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Trust shall be conclusive). In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

     Section 7.3. Disclosure of Holding. The Shareholders of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), or to comply with the requirements of any other authority. Upon the failure of a Shareholder to disclose such information and to comply with such demand of the Trustees, the Trust shall have the power to redeem such Shares at a redemption price determined in accordance with Section
7.1 hereof.

     Section 7.4 Redemptions of Accounts of Less than Minimum Amount. The Trustees shall have the power, and any Shareholder Servicing Agent with whom the Trust has so agreed (or a subcontractor of such Shareholder Servicing Agent) shall have the power, at any time to redeem Shares of any Shareholder at a redemption price determined in accordance with Section 7.1 hereof if at such time the aggregate net asset value of the Shares owned by such Shareholder is less than a minimum amount as determined from time to time and disclosed in a prospectus of the Trust or in the Shareholder Servicing Agent's (or subcontractor's) agreement with its customer. A Shareholder shall be notified that the aggregate value of his Shares is less than such minimum amount and allowed 60 days to make an additional investment before redemption is processed.


                                  ARTICLE VIII

                       DETERMINATION OF NET ASSET VALUE,

                          NET INCOME AND DISTRIBUTIONS

     (a) The Trustees may from time to time declare and pay dividends and other distributions. The Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted vote or votes of the Trustees such bases and times for determining the per Share net asset value of the Shares or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable.

     (b) Dividends and other distributions may be declared pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, and may be payable in Shares of that series or class thereof, as appropriate, at the election of each Shareholder of that series or class. All dividends and distributions on Shares of a particular series shall be distributed pro rata to the holders of that series in proportion to the number of Shares of that series held by such payment of such dividends or distributions, except that such dividends and distributions shall approximately reflect expenses allocated to a particular class of such series.

     (c) Anything in this instrument to the contrary notwithstanding, the Trustees may at any time declare and distribute a "stock dividend" pro rata among the Shareholders of a particular series or of a class thereof as of the record date of that series.


                                  ARTICLE IX

                        DURATION; TERMINATION OF TRUST;
                            AMENDMENT; MERGERS, ETC.

     Section 9.1. Duration. The Trust shall continue without limitation of time but subject to the provisions of this Article IX.

     Section 9.2. Termination of Trust. (a) The Trust may be terminated (i) by a Majority Shareholder Vote of its Shareholders, or (ii) by the Trustees by written notice to the Shareholders. Any series of the Trust may be terminated
(i) by a Majority Shareholder Vote of the Shareholders of that series, or (ii) by the Trustees by written notice to the Shareholders of that series. Upon the termination of the Trust or any series of the Trust:

     (i) The Trust or series of the Trust shall carry on no business except for the purpose of winding up its affairs;

     (ii) The Trustees shall proceed to wind up the affairs of the Trust or series of the Trust and all the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or series of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect the assets of the Trust or series of the Trust, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property of the Trust or series of the Trust to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay the liabilities of the Trust or series of the Trust, and to do all other acts appropriate to liquidate the business of the Trust or series of the Trust; provided, that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all of the Trust Property of the Trust or series of the Trust shall require Shareholder approval in accordance with
Section 9.4 or 9.6 hereof, respectively; and

    (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property of the Trust or series of the Trust, in cash or in kind or partly in cash and partly in kind, among the Shareholders of the Trust or series of the Trust according to their respective rights.

     (b) After termination of the Trust or series of the Trust and distribution to the Shareholders of the Trust or series of the Trust as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder with respect to the Trust or series of the Trust, and the rights and interests of all Shareholders of the Trust or series of the Trust shall thereupon cease.

     Section 9.3. Amendment Procedure. All rights granted to Shareholders hereunder are granted subject to a right to amend this Declaration, except as otherwise provided. (a) This Declaration may be amended by a Majority Shareholder Vote of the Shareholders or by any instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than a majority of the Shares of the Trust. The Trustees may also amend this Declaration without the vote or consent of Shareholders to designate series in accordance with Section 6.9 hereof, to change the name of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Code or to (i) change the state or other jurisdiction designated herein as the state or other jurisdiction whose laws shall be the governing law hereof, (ii) effect such changes herein as the Trustees find to be necessary or appropriate (A) to permit the filing of this Declaration under the laws of such state or other jurisdiction applicable to trusts or voluntary associations, (B) to permit the Trust to elect to be treated as a "regulated investment company" under the applicable provisions of the Code or (C) to permit the transfer of shares (or to permit the transfer of any other beneficial interests or shares in the Trust, however denominated), and (iii) in conjunction with any amendment contemplated by the foregoing clause (i) or the foregoing clause (ii) to make any and all such further changes or modifications to this Declaration as the Trustees find to be necessary or appropriate, any finding of the Trustees referred to in the foregoing clause (ii) or clause (iii) to be conclusively evidenced by the execution of any such amendment by a majority of the Trustees, but the Trustees shall not be liable for failing so to do.

     (b) No amendment which the Trustees have determined would affect the rights, privileges or interests of holders of a particular series of Shares, but not the rights, privileges or interests of holders of all series of Shares generally, and which would otherwise require a Majority Shareholder Vote under paragraph (a) of this Section 9.3, may be made except with the vote or consent by a Majority Shareholder Vote of Shareholders of such series.

     (c) Notwithstanding any other provision of this Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by shareholders to either invest all or a portion of the Trust Property, or sell all or a portion of the Trust Property and invest the proceeds of such sales, in another investment company that is registered under the 1940 Act.

     (d) Notwithstanding any other provision hereof, no amendment may be made under this Section 9.3 which would change any rights with respect to the Shares, or any series of Shares, by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the Majority Shareholder Vote of the Shares or that series of Shares. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

     (e) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

     (f) Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Shares of the Trust shall have become effective, this Declaration may be amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

     Section 9.4. Merger, Consolidation and Sale of Assets. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property (or all or substantially all of the Trust Property allocated or belonging to a particular series of the Trust) including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for such purpose by the vote of the holders of two-thirds of the outstanding Shares of all series of the Trust voting as a single class, or of the affected series of the Trust, as the case may be, or by an instrument or instruments in writing without a meeting, consented to by the vote of the holders of two-thirds of the outstanding Shares of all series of the Trust voting as a single class, or of the affected series of the Trust, as the case may be; provided, however, that if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, the vote or written consent by Majority Shareholder Vote shall be sufficient authorization; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. Nothing contained herein shall be construed as requiring approval of Shareholders for any sale of assets in the ordinary course of the business of the Trust.

     Section 9.5. Incorporation, Reorganization. With the approval of the holders of a majority of the Shares outstanding and entitled to vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction, or any other trust, unit investment trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, partnership, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust holds or is about to acquire shares or any other interest. Subject to Section 9.4 hereof, the Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law. Nothing contained in this Section 9.5 shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organization or entities.

     Section 9.6. Incorporation or Reorganization of Series. With the approval of a Majority Shareholder Vote of any series, the Trustees may sell, lease or exchange all of the Trust Property allocated or belonging to that series, or cause to be organized or assist in organizing a corporation or corporations under the laws of any other jurisdiction, or any other trust, unit investment trust, partnership, association or other organization, to take over all of the Trust Property allocated or belonging to that series and to sell, convey and transfer such Trust Property to any such corporation, trust, unit investment trust, partnership, association, or other organization in exchange for the shares or securities thereof or otherwise.


                                   ARTICLE X

             REPORTS TO SHAREHOLDERS AND SHAREHOLDER COMMUNICATIONS

     The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the transactions of the Trust, including financial statements which shall at least annually be certified by independent public accountants.


                                  ARTICLE XI

                                 MISCELLANEOUS

     Section 11.1. Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other place or places as may be required under the laws of the Commonwealth of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment shall be signed a majority of the Trustees or shall be accompanied by a certificate of an appropriate officer of the Trust stating that such amendment was properly approved. Unless such amendment or certificate sets forth a later date on which it shall take effect, any amendment shall take effect as of its approval. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of this original Declaration and the various amendments thereto.

     Section 11.2. Governing Law. This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.

     Section 11.3. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     Section 11.4. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, is a Trustee hereunder certifying to: (i) the number or identity of Trustees or Shareholders, (ii) the due authorization of the execution of any instrument or writing, (iii) the form of any vote passed at a meeting of Trustees or Shareholders, (iv) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (v) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (vi) the existence of any fact or facts which in any manner relates to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

     Section 11.5. Provisions in Conflict with Law or Regulations. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

     Section 11.6. Principal Office. The principal office of the Trust is 6 St. James Avenue, 9th Floor, Boston, Massachusetts, 02116 or such other address determined by the Trustees.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 23rd day of April, 1993.




                                         /s/James B. Craver
                                          James B. Craver
                                          as Trustee
                                          and not individually

                                         6 St. James Avenue
                                         Boston, Massachusetts



                                         /s/Thomas M. Lenz
                                          Thomas M. Lenz
                                          as Trustee
                                          and not individually

                                          6 St. James Avenue
                                          Boston, Massachusetts

                                         /s/Andres E. Saldana
                                          Andres E. Saldana
                                          as Trustee
                                          and not individually

                                          6 St. James Avenue
                                          Boston, Massachusetts

                                                                     Appendix I


                     THE DIVERSIFIED INVESTORS FUNDS GROUP

                     Amended and Restated Establishment and
                       Designation of Series of Shares of
               Beneficial Interest (par value $0.00001 per share)
                         Dated as of February 20, 1996

     Pursuant to Section 6.9 of the Declaration of Trust, dated as of April 23, 1993, as amended (as so amended, the "Declaration of Trust"), of The Diversified Investors Funds Group (the "Trust"), the Trustees of the Trust hereby amend and restate the Establishment and Designation of Series appended to the Declaration of Trust to establish and designate the "Diversified Investors Equity Value Fund" and the "Diversified Investors Aggressive Equity Fund" as additional series of Shares (as defined in the Declaration of Trust) to the Trust's eleven series of Shares (each a "Fund" and collectively the "Funds") having the following special and relative rights:

      1.   The Funds shall be designated as follows:

           Diversified Investors Balanced Fund
           Diversified Investors Money Market Fund
           Diversified Investors Growth & Income Fund
           Diversified Investors Equity Growth Fund
           Diversified Investors Equity Income Fund
	   Diversified Investors Special Equity Fund
	   Diversified Investors High Quality Bond Fund
           Diversified Investors Government/Corporate Bond Fund
           Diversified Investors Intermediate Government Bond Fund Diversified Investors High-Yield Bond Fund
           Diversified Investors International Equity Fund
           Diversified Investors Equity Value Fund
           Diversified Investors Aggressive Equity Fund

     2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of a Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the

Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law.

     3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 6.9 of the Declaration of Trust.

     5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund created previously or now or hereafter created, or otherwise to change the special and relative rights of any Fund.

     IN WITNESS WHEREOF, the undersigned have signed this instrument as of February 20, 1996. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.


                               /s/Donald E. Flynn
                               Donald E. Flynn
                               As Trustee and not Individually

                               /s/Robert Lester Lindsay
                               Robert Lester Lindsay
                               As Trustee and not Individually

                               /s/Nikhil Malvania
                               Nikhil Malvania
                               As Trustee and not Individually

                               /s/Joyce Galpern Norden
                               Joyce Galpern Norden
                               As Trustee and not Individually

                               /s/Thomas A. Schlossberg
                               Thomas A. Schlossberg
                               As Trustee and not Individually